EXHIBIT 99.7
                     GERMAN AMERICAN BANCORP

                         711 Main Street
                     Jasper, Indiana  47546

      NOTICE OF RESCHEDULED SPECIAL MEETING OF SHAREHOLDERS
                    TO BE HELD MARCH 4, 1997

     Notice is hereby given that a Special Meeting of Shareholders of German American Bancorp ("German American") will be held at the principal office of The German American Bank, 711 Main Street, Jasper, Indiana 47546, on Tuesday, March 4, 1997, at 10:00 a.m. Jasper time (the "Special Meeting"), for the following purposes:

          1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Reorganization dated September 27, 1996, among Peoples Bancorp of Washington ("Peoples"); The Peoples National Bank and Trust Company, a wholly owned subsidiary of Peoples ("Peoples Bank"); German American; German American Holdings Corporation, a wholly owned subsidiary of German American ("GAHC"); and The Union Bank, a wholly owned subsidiary of German American (the "Reorganization Agreement"), and a Merger Agreement between Peoples and GAHC, and joined in by German American in the form attached to the Reorganization Agreement as Appendix A, and to approve the transactions contemplated thereby, including the issuance of up to an additional 692,344 shares of German American Common Stock in connection with the merger of Peoples with and into GAHC.

          2. To transact such other business as may properly come before the Special Meeting or any adjournment or adjournments thereof.

     Holders of German American Common Stock of record at the close of business on January 15, 1997, are entitled to notice of and to vote at the Special Meeting or any adjournment or adjournments thereof.

     The date of this Special Meeting has been rescheduled from the date specified by the Prospectus/Proxy Statement dated January 30, 1997, relating to the Merger that accompanies this Notice, and will be considered an adjournment of the earlier scheduled meeting for purposes of voting the accompanying form of proxy that specifies the earlier date.

     SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ALL SHAREHOLDERS, EVEN IF THEY PLAN TO ATTEND THE MEETING, ARE
REQUESTED TO COMPLETE, SIGN, AND DATE THE ACCOMPANYING PROXY AND
RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO
POSTAGE IF MAILED IN THE UNITED STATES.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              George W. Astrike, Chairman
January 31, 1997
Jasper, Indiana